exhibit 99.1



               UCI MEDICAL AFFILIATES, INC.'S INTERNAL INVESTIGATION LEADS
                   TO SEC ACTION AND CRIMINAL CHARGES AGAINST
                            FORMER EXECUTIVE OFFICER

         COLUMBIA, S.C., July 8, 2009 - UCI Medical Affiliates, Inc. (UCIA.PK) announced that on July 6, 2009, the Securities and Exchange Commission filed a Complaint in the United States District Court for the District of South Carolina against Jerry F. Wells, Jr., the former Executive Vice-President of Finance, Chief Financial Officer, and Secretary of UCI Medical Affiliates, Inc. (the "Company"), alleging violations of the Securities and Exchange Act of 1934 and the rules promulgated thereunder, and seeking to permanently enjoin Mr. Wells from engaging in any future violations and from serving as an officer or director of a public company. On July 6, 2009, Mr. Wells filed a Consent with the court stating that he will not oppose the court's awarding the injunction requested by the Commission. Criminal charges brought by the United States Department of Justice are also pending.

         The Complaint alleges, among other things, the following information. Between 2003 and 2008, Mr. Wells embezzled approximately $2.97 million from the Company through a variety of measures including: (1) using the Company's corporate credit card to pay personal expenses; (2) preparing false expense reports and submitting them for reimbursement; and (3) submitting check requests for non-business expenses, including construction work on Mr. Wells' personal residences. Mr. Wells capitalized a portion of the expenses as fixed assets on the Company's balance sheet, rather than expensing them in their entirety as they were incurred, thereby causing the Company to overstate its net earnings in the affected periods. To justify capitalizing some of these expenses, Mr. Wells altered invoices from contractors performing work on his personal residences to indicate that the work was for one of the Company's facilities, and provided fraudulent work descriptions on the related check requests. Mr. Wells signed each of the Company's Forms 10-Q and 10-K and accompanying Sarbanes-Oxley certifications, thereby misrepresenting that they were free of any untrue statements of material fact. In connection with the audit of the Company's annual financial statements, Mr. Wells also signed multiple management representation letters to the Company's auditors, thereby misrepresenting that the Company's financial statements were prepared in conformity with GAAP.

         The misconduct of Mr. Wells upon which the Complaint and the pending criminal charges are based was identified during the Company's internal investigation conducted by the Company's Audit Committee of the Board of Directors. The internal investigation commenced on December 10, 2008, after the Company's former independent registered accounting firm reported certain suspicious transactions to the Audit Committee on that date. On December 17, 2008, the Board of Directors of the Company terminated the employment of Mr. Wells.

         The Company reported the results of its investigation regarding the misconduct of Mr. Wells to the Office of the United States Attorney and to the SEC on February 23, 2009. During and since its internal investigation, the Company has fully cooperated, and continues to cooperate fully, with the U.S. Attorney's Office, the Commission, and the Federal Bureau of Investigation in their respective investigations of the misconduct of Mr. Wells.



         On February 27, 2009, Mr. Wells executed a Confession of Judgment and admitted that he owes $2,967,382 to UCI Medical Affiliates of South Carolina, Inc., a wholly-owed subsidiary of the Company, for transfers made to him or on his behalf and for expenses paid to him or on his behalf.

         Joseph A. Boyle, Executive Vice President and Chief Financial Officer, stated, "It is truly tragic when someone of Mr. Wells' position, experience and training becomes involved in a fraud of this nature. UCI Medical Affiliates, Inc. and our Audit Committee have gone to great lengths to thoroughly investigate this matter and to timely and thoroughly report our findings to the Securities and Exchange Commission and Department of Justice."



Advisory Note Regarding Forward-Looking Statements

         Certain of the statements contained in this press release are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this press release that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from our current expectations or any results expressed or implied by such forward-looking statements. Specifically, our statements in this press release regarding the status, preliminary indications and ongoing nature of, and our expectations regarding, the financial statements that we intend to restate or may restate, as well as any estimated amounts and impact of potential adjustments in any restated financial statements are forward-looking statements. Factors that could cause actual results to differ from current expectations include, among other things, additional developments in and findings of the ongoing audit, the possible impact of such developments, factors that may affect the timing of and ability to complete the audit and the time needed for the Company, its counsel and outside auditors to review these matters, any matters arising from the review and preparation of adjustments to our previously issued financial statements and the impact of all such matters on reports filed or to be filed with the Securities and Exchange Commission. These possible impacts include, but are not limited to, the following: damage to our business or reputation; the discovery of items that require additional or greater than expected adjustment to, or restatement of, our historical financial statements; impairment of our ability to prepare and timely file with the Securities and Exchange Commission our future financial reports; possible litigation or regulatory action; or ancillary impacts on our relationships or agreements with employees, vendors, lenders or other constituencies important to our business. We can give no assurance that one or more of these impacts, or other unexpected effects, may result from the audit or expected restatement of our historical financial statements, any one of which could materially and adversely affect our business, results of operations, financial condition, or trading price of our common stock. Other risks we face are described in the Company's annual report on Form 10-K for the year-ended September 30, 2007 and in other reports we file with or furnish to the Securities and Exchange Commission from time to time. The Company is not responsible for any changes made to this press release by wire or Internet services.



Contact:  UCI Medical Affiliates, Inc.
          Joseph A. Boyle, CPA, Executive Vice President and Chief Financial Officer
          803-782-4278, ext. 122